

NOTICE OF GRANT OF STOCK OPTIONS               QORUS.COM, INC.
AND OPTION AGREEMENT                           11350 Random Hills Road
                                               Suite 650
                                               Fairfax, Virginia  22030

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M_.  [INSERT NAME]                             Optionee ID:
                                                           ---------------------
-----------------------

-----------------------

-----------------------

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         Effective _______, ____, you have been granted a Non-Statutory Stock
Option to purchase __________ (______) shares of QORUS.COM, INC. (the
"Corporation") Common Stock at ______ Dollars ($_.00) per share, subject to the vesting provisions below.

         The option price of the shares granted is _______________ Dollars
($__,000.00).

         Shares in each period will become fully vested as shown below.

         Number of Shares                            Vesting
         ----------------                            -------
[None]/_____ of the Option Shares               Date of Grant

_______ of the Option Shares                    1 Year From Date of Grant
_______ of the Option Shares                    2 Years From Date of Grant
_______ of the Option Shares                    3 Years From Date of Grant
_______ of the Option Shares                    4 Years From Date of Grant
_______ of the Option Shares                    5 Years From Date of Grant

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If the spousal consent below is not signed, you represent and warrant that you are not married.

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------------------------------------            -------------------------------
QORUS.COM, INC.                                 Date

------------------------------------            -------------------------------
[Optionee's Signature]                          Date

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said
Agreement.


------------------------------------            --------------------------------
Spouse                                          Date

                 [FORM OF NON-STATUTORY STOCK OPTION AGREEMENT]

                                 QORUS.COM, INC.

                  QORUS.COM, INC., a Florida corporation (the "Corporation"), hereby grants to ________________ (the "Optionee"), an option (the "Option") to purchase the number of shares of Common Stock, $.001 par value (the "Stock"), of the Corporation specified in the Notice of Grant attached hereto and incorporated herein by this reference (the "Notice") at the price specified in the Notice (the "Option Shares"), exercisable in installments as provided below (the date of the Notice shall be hereinafter referred to as the "Date of Grant") and, unless sooner terminated as hereinafter provided, until five (5) years after the Date of Grant. This Option is intended to qualify as a "Non-Statutory Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  This Option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:


      Number of Shares                       Date of Earliest Exercise (Vesting)
      ----------------                       -------------------------
      [None]/___ of the Option Shares        Date of Grant
      _______ of the Option Shares           1 Year From Date of Grant
      _______ of the Option Shares           2 Years From Date of Grant
      _______ of the Option Shares           3 Years From Date of Grant
      _______ of the Option Shares           4 Years From Date of Grant
      _______ of the Option Shares           5 Years From Date of Grant

         1.       Exercise.


                  Subject to the limitations described above and elsewhere herein, this Option may be exercised in whole or in part by the delivery to the Corporation of a written notice stating the number of Option Shares to be purchased pursuant to the Option accompanied by payment of the purchase price as set forth herein for the full purchase price of the Option Shares to be purchased.

                  A certificate or certificates for the shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons who exercise this Option. In the event such person or persons are the transferee(s) of the Optionee by will or by the laws of descent and distribution, the notice of exercise shall be accompanied by appropriate proof of the right of such transferee(s) to exercise this Option.

         2.       Payment of Exercise Price.

                  Except as otherwise set forth below, the aggregate purchase price of any Option Shares purchased shall be paid at the time of the exercise of the Option in cash or by certified or

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



cashier's check payable to the order of the Corporation. The purchase price may also be paid, at the sole discretion of the Corporation and as permitted by applicable law (i) by delivering shares of the Corporation's Stock already owned by the Optionee having a fair market value (as determined by the Corporation) equal to not less than the aggregate purchase price of the Option Shares being purchased, (ii) by the optionee's promissory note in a form approved by the Corporation, (iii) by the assignment of the proceeds of a sale or a loan with respect to some or all of the Option Shares being acquired upon the exercise of the option, and (iv) any combination of the foregoing as determined by the Corporation with respect to the Option Shares to be purchased.

                  Unless otherwise provided by the Corporation, the Option may not be exercised by delivery to the Corporation of shares of the Corporation's Stock owned by the optionee unless such shares of Stock either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

                  Any permitted promissory note shall be on such terms as the Corporation shall determine at the time the option is granted. The Corporation shall have the authority to permit or require the optionee to secure any promissory note used to exercise an option with the Option Shares acquired upon the exercise of the Option or with other collateral acceptable to the Corporation and the amount of the promissory note shall not exceed the exercise price of the Option Shares with respect to which the Option is being exercised plus applicable local, state, federal and foreign taxes attributable to such exercise. Unless otherwise provided by the Board, if the Corporation at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

         3.       Nontransferability.

                  This Option is not transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and is exercisable during Optionee's lifetime only by Optionee.

         4.       Employment.

                  This agreement by Optionee shall not confer upon Optionee any right to employment to which Optionee is not otherwise entitled, nor shall it have any bearing on Optionee's rate of compensation.

         5.       Termination of Employment, Disability on Death.

                  (a) Termination of Option. Except as provided in subsections (b) through (d) of this Section 4, this Option shall terminate immediately upon Optionee's termination of employment with Corporation or a subsidiary corporation or parent corporation.

                  (b) Termination of Employment. If the Optionee's employment with Corporation or a subsidiary corporation or parent corporation terminates for any reason (other than death or permanent and total disability within the meaning of Section 22(e)(3) of the Code), Optionee may exercise all or part of the unexercised vested portion of this Option (as determined pursuant to Section 1 hereof) within three
                           (3) months after such termination or until the expiration of this Option, whichever first occurs, but only to the extent this Option was otherwise exercisable by Optionee at the time of such termination.

                  (c) Disability. If Optionee's employment with Corporation or a subsidiary corporation or parent corporation terminates due to Optionee's permanent and total disability (within the meaning of Section 22(e)(3) of the Code), Optionee may exercise all or part of the unexercised vested portion of this Option (as determined pursuant to Section 1 hereof) within one
                           (1) year after such termination or until the expiration of this Option, whichever first occurs, but only to the extent this Option was otherwise exercisable by Optionee at the time of such termination.

                  (d) Death. If the Optionee shall die while in the employ of the Corporation or a subsidiary corporation or parent corporation, or within three (3) months after termination of such employment, the unexercised vested portion hereof may be exercised within one (1) year after the date of death or until the expiration of this Option, whichever first occurs, by the person or persons entitled thereto under the Optionee's will or under the laws or descent and distribution pertaining to this Option, but only to the extent this Option was otherwise exercisable by Optionee at the time of Optionee's death.

         6.       Purchase for Investment.

                  This Section 6 shall not be applicable if at the time of exercise of this Option, or at the time of sale of Option Shares previously purchased upon the exercise of such Option, the Corporation has on file with the Securities and Exchange Commission a then effective registration statement on Form S-8 or S-3, whichever is applicable, with respect to the Option Shares being acquired or sold.

                  As an inducement for the granting of this Option, Optionee represents that all Option Shares which Optionee may purchase upon the exercise hereof will be acquired with the intent of holding same for investment purposes, and not with a view to the sale or distribution thereof. Optionee specifically authorizes the Corporation to lodge with its transfer agent a "stop transfer" to place an appropriate legend on the Option Shares, and Optionee agrees to execute a restricted stock letter so as to enable the Corporation to verify compliance with the Optionee's stated investment intention. In the event Optionee at any time contemplates disposition of any Option Shares acquired pursuant to the exercise of this Option, Optionee will first notify the

Corporation of such proposed disposition and will thereafter cooperate with the Corporation in complying with all requirements, which in the opinion of the Corporation or its counsel, must be satisfied prior to such disposition. Optionee further acknowledges that the Corporation is under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the Option Shares that Optionee may purchase hereunder.

         7.       Adjustments.

                  The number of Option Shares and the price per share provided for herein shall be subject to adjustment as provided herein.

                  (a) If the outstanding shares of the Corporation are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, or other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made changing the number or kind of unexercised Option Shares subject to this Option. Any adjustments made pursuant to this Section 7 in outstanding Option Shares shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Option Share. The adjustments determined by the Board of Directors pursuant to this Section 7(a) shall be final, binding and conclusive.

                  (b) Upon a Change of Control of the Corporation, this Option shall immediately vest in full. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred upon any of the following events:

                      (i) following the date hereof, a person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the issued and outstanding capital stock of the Corporation (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Corporation;

                      (ii) the majority of the Corporation's Board of Directors is no longer comprised of (A) the incumbent directors who constitute the Board of Directors on the date hereof and (B) any other individual(s) who becomes a director subsequent to the date hereof whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination;

                      (iii) the dissolution or liquidation of the Corporation;

                      (iv) the transfer of substantially all of the assets of the Corporation to another entity;

                      (v) the approval by the shareholders of the Corporation of any reorganization, merger, or consolidation of the Corporation with one or more other entities in which the Corporation is not the surviving corporation, or which would result in the occurrence of any event described above in this
Section 7(b).

                  In the event of the occurrence of any of the events described in clauses (i) through (v) above, the Optionee (or the Optionee's estate or a person who acquired the right to exercise this Option from the Optionee by bequest or inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of Option Shares granted to the Optionee that the Optionee would otherwise have been entitled to purchase during the remaining term of this Option and without regard to any otherwise applicable restrictions set forth in this Option delaying the immediate exercise of this Option. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the Option by the Optionee at that time, the exercise pursuant to this Section 7(b) shall be contingent upon the consummation of the Change in Control.

         8.       Notices.

                  Any notice to be given under the terms of this Option shall be in writing and addressed to the Corporation at the address set forth in the Notice, to the attention of the Secretary and to the Optionee at the address given beneath the Optionee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

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



                  IN WITNESS WHEREOF, the Corporation has caused this Option to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand, effective as of the Date of Grant.

                                   QORUS.COM, INC.
                                   a Florida corporation

                                   By
                                     -------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                   OPTIONEE


                                   ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Print Name)


                                   ---------------------------------------------
                                   (Address)


                                   ---------------------------------------------
                                   (City, State, Zip Code)

                                CONSENT OF SPOUSE

                  In consideration of the execution of the foregoing Stock Option Agreement (the "Agreement") by QORUS.COM, INC., I, ___________________, the spouse of the Optionee herein named, do hereby join with my spouse in executing the foregoing Agreement and do hereby agree to be bound by all of the terms and provisions thereof.



     DATED:                  ,      .
           ------------------  ------        -----------------------------------
                                             Signature of Spouse